UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.)

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PINNACLE FOODS INC.

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PINNACLE FOODS INC.

2018 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

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PINNACLE FOODS INC. 2018 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

LETTER FROM OUR INDEPENDENT BOARD CHAIR	April 20, 2018

Dear Fellow Shareholders:

It is our pleasure to invite you to participate in the 2018 Annual Meeting of Shareholders of Pinnacle Foods Inc. at 10:00 a.m., Eastern Daylight Time, on Wednesday, May 30, 2018. We will be conducting our Annual Meeting of Shareholders by means of remote communication via the Internet. To attend the meeting, please log on at www.virtualshareholdermeeting.com/PF2018. At this site you will be able to vote electronically and submit questions during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting.

As Pinnacle Foods’ Independent Board Chairman and Lead Director, I am writing to thank you for your investment and share with you a few highlights.

Since our IPO in March 2013, we have delivered ~200% Total Shareholder Return (~26% on an annualized basis, including reinvestment of dividends), outperforming the S&P 500 (up ~88%) and the S&P 500 Packaged Food & Meat Index (up ~57%).

We remain focused on the innovations and smart acquisitions that will help us respond to consumer needs and drive growth, in an era of evolving consumer food-purchasing behaviors and rapidly changing retail environment.

We know that one of our most important tasks as a board is to select a superb CEO. We believe that Pinnacle’s CEO Mark Clouse is just that. We are proud of Mark’s performance since he joined Pinnacle in May 2016. But we are equally proud that he is the kind of leader who gets the best out of others. Over time, we believe this is a better guarantor of sustainable success than almost anything else.

I am also honored by the experience, high level of relevant skills and dedication of my board colleagues. A number of our directors have individually purchased shares, demonstrating their confidence in our Company and its long term strategy. We are heartened by the 96.5% support you gave our pay plans last year and humbled by the over 99% support you gave to our directors that ran for re-election.

We encourage you to support us with your votes and urge you to read the pages that follow to cast informed votes. We invite you to attend our Annual Meeting and to share your thoughts with us throughout the year via the means summarized in this proxy. Again, thank you for placing your faith in us. We work to earn it every day.

Sincerely,

Roger K. Deromedi

Independent Chairman of the Board and Lead Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME May 30, 2018 10:00 a.m., Eastern Daylight Time	VIRTUAL MEETING URL: www.virtualshareholdermeeting.com/PF2018

Items of Business

1.	To elect Ann Fandozzi, Mark Jung and Ioannis Skoufalos, the Class II director nominees listed herein;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018;

3.	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers (the “Named Executive Officers”);

4.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on April 2, 2018.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

M. Kelley Maggs

Executive Vice President, Secretary and General

Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, May 30, 2018:

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be, on or about April 20, 2018.

Our Proxy Statement and 2017 Annual Report on Form 10-K are available online at https://www.proxyvote.com

See additional information about voting, attending our meeting and contacting us in the User’s Guide at the end of this proxy statement.

PROPOSAL 1 ELECTION OF DIRECTORS	1

PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19

Audit and Non-Audit Fees	19
Report of the Audit Committee	21

PROPOSAL 3 NON-BINDING VOTE ON EXECUTIVE COMPENSATION	22

Perfect Size for 1   DUNCAN HINES

We open this proxy with a request that you vote in support of the members of our Board of Directors (the “Board”) up for election in 2018. We oversee Pinnacle Foods on behalf of you, our shareholders, and we take that responsibility seriously.

We believe we have strong board governance and practices. But more importantly, we believe we have strong board members. Philosophies, processes and practices cannot substitute for high caliber individuals with the right skills and experiences and a willingness to use them decisively and thoughtfully.

WHO WE ARE:

OUR SKILLS AND ATTRIBUTES

Seven of our eight board members are independent, including our board chairman. Two of our directors are people of color and two are women.

Our directors’ skills are summarized in their individual bios. They include all of the categories important to where Pinnacle Foods is today and to where we hope to be going forward:

• Leadership Experience • Public Company Expertise • Operations Experience • Consumer Packaged Goods Experience	• Financial Acumen[1] • Marketing Experience • Expertise in Information Technology

[1]	The director has the financial acumen to meet the New York Stock Exchange criteria to serve on the Audit Committee.

PROPOSAL 1 ELECTION OF DIRECTORS

Pinnacle Foods 2018 Proxy Statement	|	1

PROPOSAL 1   ELECTION OF DIRECTORS

WHO WE ARE:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2018

The following information describes the offices held, other business directorships and the class and term of each of Ms. Fandozzi, Mr. Jung and Mr. Skoufalos. Beneficial ownership of equity securities of Ms. Fandozzi, Mr. Jung and Mr. Skoufalos is shown under “Ownership of Securities” below.

Directors Whose Term Expires in 2018

Independent Director Since: 2012 Age: 46 Board Committees: • Nominating & Corporate Governance, Chair • Compensation

ANN FANDOZZI

Chief Executive Officer, ABRA Auto Body & Glass (since October 2016)

Ms. Fandozzi is Chief Executive Officer of ABRA Auto Body & Glass. ABRA is a leading provider of vehicle repair services specializing in collision repair, paintless dent removal, and auto glass repair and replacement. Ms. Fandozzi serves as a member of Ghost Robotics, a company that develops autonomous, legged robots offering superior operability over wheeled and tracked devices in unstructured environments.

Previous Experience

•   June 2012 — October 2016: President & CEO, Ride and vRide (ride sharing platform)

•   2007 — 2012: Corporate Vice President, Global e-business, Direct to Consumer & Sears/Kenmore units (and various senior management positions), Whirlpool Corporation

•   2002 — 2007: Global Executive Director, Family Vehicles, DaimlerChrysler Corporation

•   Previously held roles at Ford Motor Company, McKinsey and Company, Wharton Financial Institutions Center, and Lockheed Martin

Education

Ms. Fandozzi graduated with a BE in Computer Engineering from the Stevens Institute of Technology, and received her MSE in Systems Engineering from the University of Pennsylvania, and her MBA from the Wharton School of the University of Pennsylvania.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼			◼	◼

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PROPOSAL 1   ELECTION OF DIRECTORS

Independent Director Since: 2015 Age: 56 Board Committees: • Audit • Compensation

MARK JUNG

Executive Chairman, Accela, Inc. (since March 2017)

Mr. Jung is currently the Executive Chairman of Accela. Accela is a leading provider of cloud-based productivity and civic engagement solutions for government. Mr. Jung has also served as a consultant to ABRY Partners, a private equity firm, since March 2015. Mr. Jung serves as a member of the board of directors of DataXu, a software developer for online marketing; lnMar, a provider of intelligent commerce network solutions; and Samba Safety, a provider of driver risk management solutions. Mr. Jung also serves as Advisory Director of Berkshire Partners, a Boston based investment firm.

Previous Experience

•   August 2016 – March 2017: Chairman and acting CEO, Accela

•   March 2015 – March 2016: Senior Advisor to ABRY Partners, a private equity firm

•   May 2013 – March 2015: Executive Chairman, OL2 (leading cloud solutions provider for gaming and graphics-rich applications)

•   February 2012 – May 2013: Operating Partner, Khosla Ventures (private venture capital fund)

•   December 2008 – January 2012: Independent director and advisor, various technology companies

Education

Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼			◼		◼

Pinnacle Foods 2018 Proxy Statement	|	3

PROPOSAL 1   ELECTION OF DIRECTORS

Independent Director Since: 2015 Age: 60 Board Committees: • Nominating & Corporate Governance • Compensation

IOANNIS SKOUFALOS

Global Product Supply Officer, The Procter & Gamble Company (since 2011)

Mr. Skoufalos is the Global Product Supply Officer of P&G. P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership consumer product brands. Mr. Skoufalos also serves as a member of the Board of Directors for the National Association of Manufacturers.

Previous Experience

•   1984 — 2011: Various positions of increasing responsibility in engineering, manufacturing, product supply in various geographies, P&G

Education

Mr. Skoufalos graduated with a BS in Chemical Engineering from Leeds University (UK) and received his MS in Food Engineering from Leeds University.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼	◼

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PROPOSAL 1   ELECTION OF DIRECTORS

WHO WE ARE:

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Directors Whose Term Expires in 2019

Age: 49 Non-Independent Director Since: 2016

MARK CLOUSE

Chief Executive Officer, Pinnacle Foods, Inc. (since May 2016)

Mr. Clouse was appointed Chief Executive Officer and Director of the Company in May 2016.

Previous Experience

•   January 2016 — May 2016: Executive Vice President and Chief Commercial Officer, Mondelez International, Inc.

•   July 2014 — December 2015: Executive Vice President and Chief Growth Officer, Mondelez

•   October 2012 — March 2015: Executive Vice President, North America, Mondelez

•   June 2011 — October 2012: President, North America Snacks and Confectionary, Mondelez

•   October 2010 — June 2011: Senior Vice President, Biscuits Global Category, Mondelez

•   January 2008 — September 2010: Managing Director, Kraft Foods Brazil

•   January 2006 — January 2008: President, Kraft Foods Greater China

Education

Mr. Clouse is a graduate of the U.S. Military Academy at West Point, with a degree in economics.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼	◼		◼

Pinnacle Foods 2018 Proxy Statement	|	5

PROPOSAL 1   ELECTION OF DIRECTORS

Independent Chairman, Lead Director Since: 2016 Director Since: 2007 Age: 64

ROGER DEROMEDI

Independent Chairman and Lead Director, Pinnacle Foods, Inc. (since 2016)

Mr. Deromedi served as Non-Executive Chairman of the Board of Pinnacle Foods from 2009 to March 2016. Previously, Mr. Deromedi was Executive Chairman of the Board from 2007 to 2009. Mr. Deromedi is on the Board of Directors of the Jeffrey Ballet, and on the Board of Trustees of the Field Museum of Natural History.

Previous Experience

•   July 2013 — July 2015: Executive Advisor (independent contractor), Consumer Goods Sector, Blackstone

•   December 2003 — June 2006: Chief Executive Officer, Kraft Foods

•   Previously co-Chief Executive Officer, Kraft Foods; President and Chief Executive Officer, Kraft Foods International

Education

Mr. Deromedi graduated with a BA in economics and mathematics from Vanderbilt University and received his MBA from the Stanford Graduate School of Business.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼	◼		◼

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PROPOSAL 1   ELECTION OF DIRECTORS

Directors Whose Term Expires in 2020

Independent Director Since: 2014 Age: 54 Board Committees: • Compensation, Chair • Audit

JANE NIELSEN

Chief Financial Officer, Ralph Lauren Corporation (since September 2016)

Ms. Nielsen has been the Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation since September 2016. Ralph Lauren Corporation is a global leader in the design, marketing and distribution of premium lifestyle products.

Previous Experience

•   September 2011 — August 2016: Executive Vice President, Chief Financial Officer, Coach, Inc.

•   2009 — 2011: Senior Vice President, Chief Financial Officer, PepsiCo Beverages America and Global Nutrition Group

•   1996 — 2009: Successively senior roles in finance, mergers and Integration, Investor relations, and strategic planning, PepsiCo and Pepsi Bottling Group

•   1990 — 1996: Strategy consulting, Marakon Associates

•   1986 — 1990: Analyst, Credit Suisse First Boston

Education

Ms. Nielsen graduated with a BA in Economics from Smith College and received her MBA from Harvard Business School.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼	◼	◼

Pinnacle Foods 2018 Proxy Statement	|	7

PROPOSAL 1   ELECTION OF DIRECTORS

Independent Director Since: 2014 Age: 63 Board Committees: • Nominating & Corporate Governance • Audit

MUKTESH PANT

Vice Chairman, Senior Advisor, Yum Restaurants China (since March 2018)

Mr. Pant has been Vice Chairman of the Board and Senior Advisor of Yum Restaurants China since March 2018. Mr. Pant served as the Chief Executive Officer of Yum Restaurants China from August 2015 to March 2018. Yum Restaurants China operates a chain of restaurants, pizza huts, and pizza hut delivery stores.

Previous Experience

•   January 2014 — August 2015: Chief Executive Officer, KFC (subsidiary, Yum! Brands)

•   2005 — 2014: Various senior leadership positions, Yum! Brands, including CEO, Yum! Restaurants International; President Global Branding, Yum! Brands; President and Chief Marketing Officer, Yum! Restaurants International; Global Chief Concept Officer, Yum! Brands; President, Taco Bell International

Education

Mr. Pant graduated with a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology.

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼	◼	◼	◼	◼

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PROPOSAL 1   ELECTION OF DIRECTORS

Independent Director Since: 2008 Age: 67 Board Committees: • Audit, Chair • Compensation

RAYMOND SILCOCK

Chief Financial Officer, CTI Foods (since June 2016)

Mr. Silcock is Executive Vice President and Chief Financial Officer of CTI Foods since June 2016. CTI Foods is a culinary-driven company that offers a diverse range of custom food solutions to the foodservice industry. Mr. Silcock is an Advisory Partner with Alliance Consumer Growth, a private equity company.

Previous Experience

•   June 2013 — March 2016: Executive Vice President, Chief Financial Officer, Diamond Foods

•   March 2012 — February 2013: Senior Vice President, Chief Financial Officer, The Great Atlantic and Pacific Tea Company

•   2011 — 2012: Head of Finance, The Great Atlantic and Pacific Tea Company

•   2009 — 2011: Independent Management Consultant

•   2007 — 2009: Senior Vice President, Chief Financial Officer, UST Inc.

Education

Mr. Silcock received his MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (United Kingdom).

Expertise:

	Leadership Experience	Public Company Expertise	Operations Experience	Consumer Packaged Goods Experience	Financial Acumen	Marketing Experience	Expertise in Information Technology
	◼	◼		◼	◼

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ANN FANDOZZI, MARK JUNG AND IOANNIS SKOUFALOS.

Pinnacle Foods 2018 Proxy Statement	|	9

PROPOSAL 1   ELECTION OF DIRECTORS

HOW WE ARE SELECTED AND ELECTED:

DIRECTOR CRITERIA AND NOMINATING PROCESS

Director Criteria, Qualifications and Experience

In considering candidates for the Board, the Nominating and Corporate Governance Committee weighs:

•	The size, composition, and combined experience of the Board as a whole;

•	each candidate’s attributes, skills and experience;

•	each candidate’s independence, strength of character and ability to exercise mature judgment; and

•	each candidate’s ability to satisfy all applicable legal requirements and listing standards.

In addition, the Board considers diversity of viewpoints, background and experiences.

Director Nomination Process

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

This process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054. All recommendations for nomination received by the Corporate Secretary that satisfy our second amended and restated bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our second amended and restated bylaws. These requirements are also described under the caption “Shareholder Proposals for the 2019 Annual Meeting.”

HOW WE ARE SELECTED AND ELECTED:

ELECTION PROCESS

•	Our Amended and Restated Certificate of Incorporation provides for a classified Board divided into three classes. Ann Fandozzi, Mark Jung and Ioannis Skoufalos constitute a class with a term that expires at this Annual Meeting of Shareholders in 2018 (the “Class II Directors”).

•	Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the Class II Directors for a three-year term expiring in 2021. Action will be taken at the Annual Meeting for the election of the Class II Directors, and the Class II Directors must be elected by an affirmative vote of the majority of votes cast at the Annual Meeting.

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PROPOSAL 1   ELECTION OF DIRECTORS

•	Unless otherwise instructed, the persons named in the proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them for the election of the Class II Directors. If any of the Class II Directors cease to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

•	Mark Clouse and Roger Deromedi constitute a class with a term that expires at the Annual Meeting of Shareholders in 2019 (the “Class III Directors”); and Jane Nielsen, Muktesh Pant and Raymond Silcock constitute a class with a term that expires at the Annual Meeting of Shareholders in 2020 (the “Class I Directors”).

HOW WE OPERATE:

BOARD GOVERNANCE, INDEPENDENCE AND RISK MANAGEMENT OVERSIGHT

Board Governance

Our board governance includes split Chair & CEO roles; an independent board chair/lead independent director; an 87.5% independent board; frequent executive sessions of our independent directors; annual board and committee self-assessments; director stock ownership guidelines; and board oversight of risk.

Board Independence

Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Center section on our website at www.pinnaclefoods.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. Our Board affirmatively determined that each of Mr. Deromedi, Ms. Fandozzi, Mr. Jung, Ms. Nielsen, Mr. Pant, Mr. Silcock and Mr. Skoufalos are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of all applicable NYSE standards, including with respect to committee service. Our Board has also determined that the members of the Audit Committee, Mr. Jung, Ms. Nielsen, Mr. Pant and Mr. Silcock are “independent” for purposes of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

Oversight of Risk Management

The Board of Directors has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board of Directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors all areas of risk and the appropriate mitigating factors. In addition, our Board of Directors receives periodic detailed operating performance reviews from management. The Compensation Committee is responsible for oversight of risks relating to compensation and employment related matters.

Pinnacle Foods 2018 Proxy Statement	|	11

PROPOSAL 1   ELECTION OF DIRECTORS

HOW WE OPERATE:

BOARD ATTENDANCE AT MEETINGS AND EXECUTIVE SESSIONS

Board Attendance at Meetings

Directors are expected to make every effort to attend all meetings of the Board, their relevant committees and the annual meeting of shareholders. All directors attended our 2017 annual meeting. In 2017 we held ten board meetings, seven Audit Committee meetings, four Compensation Committee meetings, and four Nominating and Corporate Governance Committee meetings. All directors attended 82% or more of our board and their relevant committee meetings.

Executive Sessions

In 2017, executive sessions, which are meetings of the non-management members of the Board, were regularly scheduled throughout the year. Executive sessions facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the strategic direction of the Company.

HOW WE OPERATE:

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

Our board governance is based on our Corporate Governance Guidelines and our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information, are available on the Corporate Governance page of the Investor Center section on our website at www.pinnaclefoods.com. Any shareholder also may request them in print, without charge, by contacting the Corporate Secretary at Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Business Conduct and Ethics may be found on our website at www.pinnaclefoods.com under Investor Center: Corporate Governance: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with two avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line or in writing. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal

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PROPOSAL 1   ELECTION OF DIRECTORS

non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

HOW WE OPERATE:

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is led by Mr. Deromedi, our Independent Chairman and Lead Director. The Chief Executive Officer position is separate from the Chairman position. We believe that separation of the positions of Chairman and Chief Executive Officer is appropriate corporate governance for us at this time. Accordingly, Mr. Deromedi serves as Independent Chairman, while Mr. Clouse serves as our Chief Executive Officer and Director. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Deromedi’s attention to Board and committee matters allows Mr. Clouse to focus more specifically on overseeing the Company’s operations as well as executing the Company’s strategy.

In Mr. Deromedi’s role as Lead Director, he helps coordinate the efforts of all directors to ensure that objective judgment is brought to bear on sensitive issues involving the management of the Company, and, in particular, the performance of senior management. As Lead Director, Mr. Deromedi’s responsibilities include:

•	Presiding over all meetings of the Board, including any executive sessions of the independent directors or the non-management directors;
•	Assisting management in scheduling Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	Requesting the inclusion of certain materials for Board meetings;

•	Collaborating with the CEO on Board meeting agendas and approving such agendas;

•	Collaborating with the CEO in determining the need for special meetings of the Board;

•	Communicating to the CEO, together with the Chair of the Compensation Committee, the results of the Board’s evaluation of CEO performance;

•	Providing leadership and serving as temporary CEO in the event of the inability of the CEO to fulfill his role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective;

•	Being available for consultation and direct communication if requested by shareholders;

•	Acting as the liaison between the independent or non-management directors, as appropriate;

•	Calling meetings of the independent or non-management directors when necessary and appropriate; and

Recommending to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company.

Pinnacle Foods 2018 Proxy Statement	|	13

PROPOSAL 1   ELECTION OF DIRECTORS

HOW WE OPERATE:

BOARD COMMITTEES

Board Committees

The following table summarizes the current membership of each of the Board’s Committees:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark Clouse
Roger Deromedi
Ann Fandozzi		●	Chair
Mark Jung	●		●
Jane Nielsen	●	Chair
Muktesh Pant	●		●
Raymond Silcock	Chair	●
Ioannis Skoufalos		●	●
Committee Members	4	4	4

Audit Committee

All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Mr. Silcock, Ms. Nielsen and Mr. Jung qualifies as an audit committee financial expert as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Silcock’s qualification based on, among other things, his current experience as Chief Financial Officer of CTI Foods, his prior experience as Chief Financial Officer of Diamond Foods Inc. and his prior experience as Chief Financial Officer of The Great Atlantic and Pacific Tea Company after it emerged from bankruptcy. The Board reached its conclusion as to Ms. Nielsen’s qualification based on, among other things, her current experience as Chief Financial Officers of Ralph Lauren Corporation, her former experience as Chief Financial Officer of Coach, Inc. and her prior experience at PepsiCo Beverages Americas and the Global Nutrition Group. The Board reached its conclusion as to Mr. Jung’s qualification based on, among other things, his experience as Chief

Executive Officer of Worldtalk Communications Corporation and IGN Entertainment, Inc., two public companies, and his prior service on three separate public company audit committees.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

•	carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and, our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•	selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•	reviewing and pre-approving the audit and non-audit services provided by and the payment of compensation to the independent registered public accounting firm;

•	reviewing reports and material written communications between management and the

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PROPOSAL 1   ELECTION OF DIRECTORS

independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;

•	reviewing the work of our internal audit function; and

•	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management.”

Compensation Committee

All members of the Compensation Committee have been affirmatively determined by our Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

•	establishing and reviewing the overall compensation philosophy of the Company;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•	evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•	overseeing, at least annually, the evaluation of management;

•	reviewing and approving or making recommendations to the Board of Directors on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•	reviewing and recommending to the Board of Directors the compensation of directors;

•	reviewing and approving, or making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving, or making recommendations to the Board with respect to equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders;

•	reviewing and making recommendations to the Board, or approving, all equity-based awards to executive officers and the Board, including pursuant to the Company’s equity-based plans;

•	reviewing and evaluating the succession plans relating to the CEO and other executive officer positions and making recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	reviewing compliance by executive officers and the Board with the Company’s stock ownership guidelines; and

•	reviewing and monitoring all employee retirement, profit-sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis and making a

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PROPOSAL 1   ELECTION OF DIRECTORS

recommendation to the Board for its inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee engaged the services of F.W. Cook as its independent outside compensation consultant, during fiscal year 2017.

All executive compensation services provided by F.W. Cook were conducted under the direction or authority of the Compensation Committee, and all work performed by F.W. Cook was pre-approved by the Compensation Committee. Neither F.W. Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates. Prior to F.W. Cook’s retention by the Committee, the Compensation Committee evaluated whether any work provided by F.W. Cook raised any conflict of interest and determined that it did not.

As requested by the Compensation Committee, in 2017, F.W. Cook’s services to the Compensation Committee included, among other things:

•	reviewing and advising with respect to potential changes to equity compensation and annual management incentive plans;

•	preparing comparative analyses of executive compensation levels and design at peer group companies;

•	assisting with equity compensation plan development;

•	assisting the Compensation Committee in assessing the pay for performance alignment of the Company’s compensation program; and
•	reviewing and evaluating our overall compensation structure in light of organizational objectives.

An F.W. Cook representative participated in all four of the Compensation Committee meetings in 2017.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2017 (Ms. Nielsen, Ms. Fandozzi, Mr. Skoufalos and Mr. Silcock) was or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee have been affirmatively determined by our Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board, including those recommended by shareholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•	reviewing and recommending the composition and size of the Board;

•	overseeing, at least annually, the evaluation of the Board;

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PROPOSAL 1   ELECTION OF DIRECTORS

•	recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and
•	periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

HOW WE ARE PAID AND OUR STOCK OWNERSHIP GUIDELINES

Director Compensation in Fiscal 2017

In fiscal 2017 our Independent Chairman and independent directors received annual fees as follows:

•	$80,000 in cash, paid quarterly in arrears;

•	$150,000 in restricted stock units. The restricted stock units were granted at the 2017 annual shareholder meeting, and they vest on May 23, 2018;

•	an additional $100,000 in cash and $45,000 in restricted stock units for the Independent Chairman and Lead Director of the Board of Directors; and

•	an additional $15,000 in cash for the chairperson of each of the Audit, Compensation, and Nominating and Corporate Governance Committees.

Mr. Clouse receives no additional compensation for his service as a director.

The table below sets forth information regarding director compensation for the fiscal year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)

Roger Deromedi	180,000	194,994	—	374,994

Ray Silcock	95,000	150,000	—	245,000

Ann Fandozzi	95,000	150,000	—	245,000

Jane Nielsen	95,000	150,000	—	245,000

Muktesh Pant	80,000	150,000	—	230,000

Ioannis Skoufalos	80,000	150,000	—	230,000

Mark Jung	80,000	150,000	—	230,000

(1)	The aggregate number of outstanding equity awards held by our non-employee directors at December 31, 2017 was as follows: Mr. Deromedi, 3,194 unvested restricted stock units and 167,080 vested stock options; Mr. Silcock, 2,457 unvested restricted stock units; Ms. Fandozzi, 2,457 shares of unvested restricted stock units; Ms. Nielsen, 2,457 unvested restricted stock units; Mr. Pant 2,457 unvested restricted stock units; Mr. Skoufalos 2,457 unvested restricted stock units; and Mr. Jung 2,457 unvested restricted stock units.

(2)	Amounts included in this column reflect the aggregate grant date fair value of restricted stock units granted during fiscal year 2017, calculated in accordance with Financial Accounting Standards Based Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The annual equity grant to directors was made on May 23, 2017 in the form of restricted stock units. The restricted stock units vest on May 23, 2018.

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PROPOSAL 1   ELECTION OF DIRECTORS

Non-Employee Director Stock Ownership Guidelines

Pursuant to the Company’s Corporate Governance Policy, each non-employee director of the Company is required to maintain ownership in our common stock equal to six times the annual Board retainer. In the event a non-employee director has not reached his or her ownership guidelines, he or she will be required to retain 100% of net shares realized upon the vesting of equity awards until he or she has reached the required ownership level.

Ownership levels were measured in June 2017 and are based on the annual Board retainer and the average of the prior year’s month-end closing stock prices. The ownership requirements are measured every June and the ownership levels measured in June 2017 will remain in place until June 2018.

All of our non-employee directors meet the stock ownership guidelines or have followed the retention requirements.

None of the Company’s directors may pledge or hedge any of the Company’s securities.

HOW TO COMMUNICATE WITH US

As described in the Corporate Governance Guidelines, shareholders and other interested parties who wish to communicate with a member or members of the Board, including the respective chairpersons of the Board and of the Audit, Compensation, or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Corporate Secretary of the Company, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054 who will forward such communication to the appropriate party, or (2) sending an e-mail to the Corporate Secretary of the Company at kelley.maggs@pinnaclefoods.com. Such communications may be done confidentially or anonymously.

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Corn   BIRDS EYE

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2018.

Although ratification is not required by our second amended and restated by-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

We expect that a representative of Deloitte & Touche LLP will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she chooses. The representative will also be available to respond to appropriate questions from shareholders.

The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

AUDIT AND NON-AUDIT FEES:

In connection with the audit of the 2017 financial statements, we entered into an agreement with Deloitte & Touche LLP, which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

The following table presents fees for professional services rendered for the audit of our financial statements and audit of our internal controls over financial reporting for 2017 and 2016 and fees billed for other services rendered by Deloitte & Touche LLP and its affiliates for those periods ($ in thousands). The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

	2017	2016
Audit Fees[1]	$1,497	$1,434
Audit-related fees[2]	367	23
Tax fees[3]	47	66
All Other Fees	0	0
Total:	$1,911	$1,523

[1]	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements and audit of our internal controls over financial reporting, the reviews of interim financial statements, and services associated with other SEC filings. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements.

[2]	Includes fees billed for services performed related to due diligence services.

[3]	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.

Proposal 2 Ratification of Independent Registered Public Accounting Firm

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PROPOSAL 2   RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audits and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee pre-approved all of the services provided by Deloitte & Touche LLP in 2017.

Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

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PROPOSAL 2   RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Raymond Silcock, Chair

Mark Jung

Jane Nielsen

Muktesh Pant

Pinnacle Foods 2018 Proxy Statement	|	21

Meatless Meatballs    GARDEIN

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding, advisory vote, the compensation paid to our Named Executive Officers as disclosed on pages 23 through 39. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The say-on-pay proposal in last year’s proxy statement was approved by approximately 96% of the votes cast demonstrating stockholder support for our overall executive compensation program during 2017. The Committee considered this to be a favorable result and believed it showed strong stockholder support for the Company’s compensation practices and the decisions taken by the Committee. Accordingly, the Committee did not make any structural changes to the compensation for our Named Executive Officers as a result of the advisory vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in Compensation

Discussion and Analysis on pages 23 through 39, as well as the discussion regarding the Compensation Committee on pages 15 through 16.

In particular, shareholders should note the following:

•	A significant portion of Named Executive Officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•	Long-term equity incentive grants, which constitute a key component of executive compensation, typically have a multi-year vesting period designed to motivate our Named Executive Officers to make business decisions that, over the long-term, should increase the price of our stock.

•	The Company has stock ownership guidelines for Named Executive Officers which align executive interests with those of our shareholders.

•	The Company does not provide any tax gross-ups of annual compensation.

•	The Company’s incentive plans include provisions prohibiting:

(1)	Hedging or pledging of Company stock.

(2)	Repricing of stock options.

(3)	Dividend equivalents on outstanding stock options.

Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually, and the next such advisory vote will be held at our 2019 annual meeting. We also expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2020 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 NON-BINDING VOTE ON EXECUTIVE COMPENSATION

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Pinnacle Foods’ approach to compensation is like our straightforward and lean approach to management. Our pay plans are not flashy—they do not stand out as unique—but they contain the key elements that focus our peoples’ attention on both the nearer-term goals of our annual incentive plan and the longer-term goals that deliver sustainable value for shareholders.

We believe shareholders value consistency in pay plans, and we made no structural changes to our 2017 compensation plans, especially in light of shareholders’ 96.5% support for our approach to executive compensation in our 2017 “say on pay” vote.

We believe shareholders want us to set relevant and challenging goals. The fact that none of our Named Executive Officers received an annual incentive award in 2017 shows both that our goals are challenging and that they are closely aligned with shareholder interests.

Our compensation governance, that is the foundation for all of our pay decisions, includes many leading provisions such as: caps on individual payouts, conservative double trigger change in control provisions, a clawback policy, and no employment agreements.

We take our employees, communities and other stakeholders into account in all of our board decisions including those related to compensation.

The following pages provide more information on our compensation approach and they should be read together to get the full and accurate picture of our pay plans, pay philosophy and pay practices.

Named Executive Officers

Our Named Executive Officers for 2017 were:

•	Mark A. Clouse, Chief Executive Officer

•	Craig D. Steeneck, Executive Vice President and Chief Financial Officer

•	Mark L. Schiller, Executive Vice President and Chief Commercial Officer
•	Christopher J. Boever, Executive Vice President and Chief Customer Officer

•	D. Michael Wittman, Executive Vice President and Chief Supply Chain Officer

In 2017, each of our Named Executive Officers received base pay increases in consideration for performance against their individual objectives and to reflect market competitiveness. None of the Named Executive Officers received an annual incentive award based on the Company’s performance against Adjusted EBITDA and operational goals, as well as their performance against their individual performance objectives. Management uses Adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions and, in part, in the determination of cash bonuses for its executive officers and employees. We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, further adjusted to exclude non-cash items, extraordinary, unusual or non-recurring items and other adjustment items (“Adjusted EBITDA”). We consider Adjusted EBITDA to be an appropriate metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis. Each of the Named Executive Officers received an annual long-term incentive award under the Amended and Restated Pinnacle Foods Inc. 2013 Omnibus Incentive Plan. The long-term incentive award consisted of nonqualified stock options and performance-based restricted shares (“performance shares”).

As previously discussed on page 16, the Compensation Committee (the “Committee”) engaged a compensation consultant, F.W. Cook, to provide compensation advice in 2017. The consultant is retained directly by the Committee and performs no consulting or other services for Pinnacle or for members of Pinnacle management. The Committee has determined that F.W. Cook is independent and that there are no conflicts of interest with regard to the work of F.W. Cook.

Compensation Program Objectives and Design

Our primary objective in establishing our comprehensive compensation program is to be able to successfully recruit, attract, retain and properly incent

Pinnacle Foods 2018 Proxy Statement	|	23

PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

high-level talent to work for and ultimately add value to our Company for the benefit of our shareholders.

Our compensation program is designed to reward performance, which in turn creates value for our shareholders. Performance is reviewed annually for both our executives individually and our Company as a whole. When annual Company or individual performance goals are not met, certain elements of the compensation program (including annual bonuses, annual base salary merit increases and certain equity grants) are not paid or do not vest.

The compensation program is intended to reward both short-term (annual performance) and long-term Company performance. Therefore, employee equity programs, which are discussed in more detail below, are key elements of the compensation program.

Each element of the overall compensation program (discussed in greater detail below) is intended to be competitive with similar elements offered both locally and nationally by other like-sized employers and competitors, and the elements taken together are intended to present a comprehensive competitive program to accomplish the objectives noted above.

We designed most of the significant elements of our comprehensive compensation program by soliciting initial thoughts and ideas from our senior management team, consisting of our Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President and Chief Human Resources Officer, and in consultation with other members of our senior management. Additional input and suggested objectives were received from Roger Deromedi, our Independent Chairman and Lead Director, representatives of F. W. Cook and other members of the Board.

After receipt of the input noted, proposed plans are presented to the Committee, which determines the terms of and ultimately adopts our compensation program. None of our Named Executive Officers participates in discussions involving their own compensation.

The Committee reviews and approves annual compensation elements such as bonus plan attainment, and our Board of Directors reviews full year earnings and management performance by our executives. The Board of Directors also approves elements of our annual budgets, which include some elements of the compensation program such as annual bonuses and annual base salary increases, if any, for our executives.

How We Considered the 2017 “Say-on-Pay” Advisory Vote

At the 2017 Annual Meeting of Stockholders in May 2017, our stockholders voted, on an advisory basis, on a resolution regarding the Company’s executive compensation (the “say-on-pay proposal”). The say-on-pay proposal was approved by approximately 96% of the votes cast demonstrating stockholder support for our overall executive compensation program during 2016. The Committee considered this to be a favorable result and believed it showed strong stockholder support for the Company’s compensation practices and the decisions taken by the Committee. We conduct governance reviews and investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to our shareholders and enable the Company to address them effectively. Accordingly, the Committee did not make any structural changes to the compensation for our Named Executive Officers as a result of the advisory vote.

Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually, in keeping with the view expressed by our shareholders in their vote at our annual meeting in June 2014 that they would prefer to have an annual advisory vote on executive compensation and the next vote will be held at our 2018 annual meeting. We expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2020 annual meeting.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Elements of Compensation

The following table lists the key elements of our 2017 executive leadership team compensation program:

Element of Compensation	Objective	Key Features	% of Target Total Direct Compensation
Base Salary	Provide a competitive level of fixed compensation

•   Fixed pay component based on level of responsibility of position held

•   Adjustments based on individual performance, internal equity and external benchmarking against peer group companies

•   Targeted at the median of the peer group

15-35%
Annual Incentive Plan Awards (“Management Incentive Plan”)	Motivate and reward executive contributions in achieving annual performance goals

•   Variable pay component

•   Payouts are based on a formula that includes Company performance against Adjusted EBITDA and operational objectives, as well as individual performance against pre-determined objectives

•   Payouts are made in cash in March of the subsequent year

•   Targeted at the median of the peer group

15-30%
Long-Term Incentive Awards	Motivate and reward executive contributions in achieving long-term objectives Align the interests of our executives with our shareholders

•   Variable pay component

•   Awards are issued as performance-based restricted shares and stock options and have a multi-year vesting period

•   Option award value is fixed at grant, and ultimate value to the executive is based on stock performance

•   Awards in the form of performance-based restricted shares have ultimate value based on our relative total shareholder return against our peer group.

•   Targeted at the median of the peer group

40-75%
Post Termination Compensation	Provide temporary income following an executive’s involuntary termination of employment	• Fixed pay component • Payments are formula-driven based on executive’s salary, bonus target and level in the organization • Targeted at the median of the peer group

Peer Group

The Committee, in consultation with F.W. Cook, has identified a peer group of twelve publicly-traded companies to be used as a competitive reference point in determining total compensation packages for the Company’s executive officers, including the Named Executive Officers. The Company’s peer group includes consumer products companies, nearly all of which are focused on food and beverage in North America with similar revenue (peer group median revenue $4.9 billion) and market capitalization (peer group median market capitalization $8.4 billion) to Pinnacle Foods Inc. Peer group selection included companies in the Global Industry Classification Standard in the sub-industry categories of agricultural products, household products, packaged foods and meats, and soft drinks. The remaining companies were evaluated to identify those most similar to the Company in terms of size and business fit. As of December 31, 2017, the Company’s revenue was approximately $3.1 billion and its market capitalization was approximately $7.1 billion. After the last peer group review, two companies, Diamond Foods and WhiteWave Foods, were acquired, and therefore removed from the Company’s peer group. This reduced the peer group to 11 companies. To mitigate year over year volatility in compensation data, ConAgra was added to the peer group to bring the number of companies in the peer group to 12.

The peer group consists of the following 12 companies:

B&G Foods	Hormel Foods
Campbell Soup Company	J.M. Smuckers
Church & Dwight	McCormick & Co.
ConAgra Brands	Post Holdings
Flowers Foods	Snyder’s-Lance
Hain Celestial Group	TreeHouse Foods

Direct Compensation Components

Base Salary

Base salaries are intended to compensate the executive officers and all other salaried employees for their basic services performed for our Company on an annual basis. In setting base salaries, we take into account the employee’s experience, the functions and

Pinnacle Foods 2018 Proxy Statement	|	25

PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

responsibilities of the job, salaries for similar positions within the peer group and for competitive positions in the food industry generally and any other factor relevant to that particular job. We attempt to pay at the median of our peer group for each job but do not confine ourselves to this practice if other factors such as experience warrant a lower or higher base salary. Base salaries may be adjusted annually based on executive officer performance and, in some circumstances, adjusted throughout the year to address competitive pressures or changes in job responsibilities. Our Chief Executive Officer recommends to the Committee the base salaries for executives reporting directly to him. The Chief Executive Officer’s base salary is set by the Committee while the Chief Executive Officer’s annual merit adjustment is approved by the Board of Directors. Adjustments for all other executives are recommended by the Chief Executive Officer and approved by the Committee.

Base Salary Changes in 2017

In April 2017, each of the Named Executive Officers was awarded a merit increase based on his performance in the preceding year. Messrs. Clouse, Steeneck, Schiller, Boever and Wittman received base pay merit increases in the range of 1.5-3.0%, consistent with the Company’s merit guidelines, which can range from 0% to 6% of base salary based on individual performance.

Named Executive Officer	2016 Annual Base Salary	2017 Annual Base Salary Merit Increase	2017 Additional Annual Base Salary Adjustments	2017 Annual Base Salary

Mark A. Clouse	$950,000	2.6%	N/A	$975,000

Craig D. Steeneck	$601,000	3.0%	N/A	$619,000

Mark L. Schiller	$600,000	2.0%	N/A	$612,000

Christopher J. Boever[1]	$430,000	3.0%	8.9%	$490,000

D. Michael Wittman	$430,000	1.5%	N/A	$436,500

[1]	On June 26, 2017, Mr. Boever received an additional adjustment of 8.9% to more closely align his base pay for individuals in his position in the Company’s peer group.

Annual Incentive Awards (Management Incentive Plan, “MIP”)

We use our MIP to incent our eligible employees on an annual basis. MIP awards are intended to reward executives and other eligible employees for achieving annual profit and operational goals. MIP targets are equal to a pre-determined percentage of salary, and are multiplied by a factor based on Company performance and multiplied by a factor based on individual performance against pre-determined objectives. Payouts range from 0-200% based on attainment of both Company and individual objectives. Our Adjusted EBITDA target, which is derived from our operating plan for the year and approved annually by the Board of Directors, is a significant component (50%) of the Company’s performance, with the balance based on achievement of Company-wide operational objectives (50%). In addition to the Company-wide objectives, each executive officer has individual objectives set at the beginning of the year, which are reflective of his or her responsibilities based on his or her role. The Committee determines an individual performance score for the Chief Executive Officer based on a review of his performance in the year. For the other executive officers, the Chief Executive Officer recommends an individual performance score at the end of the performance year based on the achievement against the individual objectives, and the individual scores are reviewed and approved by the Committee.

The Board of Directors approves the bonus pool contained in the annual budget; the Committee approves actual payment of bonuses pursuant to the MIP and the bonuses paid to, or accrued on behalf of, the Named Executive Officers.

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2017 MIP Results

For the fiscal year ended December 31, 2017, the Adjusted EBITDA target for 100% bonus plan payout was $707 million. For the 50% payout, the Adjusted EBITDA target was $672 million. The actual performance of $652 million was below the threshold for payment and resulted in a 0% payout for this component of the overall MIP plan.

The operational goals (in the areas of market share, product innovation, trade spending efficiency, in-store execution, acquisition integration, internal processes,

food safety, productivity and organizational development, together the “2017 OGSMs”) were rated by the Committee to have been a mix of on and below target.

In light of Adjusted EBITDA results being below threshold as described above, the Committee determined that no bonuses would be paid to the Company’s executives at the level of Vice President and above, specifically including the Named Executive Officers, irrespective of the actual 2017 OGSM performance.

As illustrated below, the MIP payout is calculated by multiplying an individual’s annual base salary times the target bonus, multiplied by the Company score and then multiplied by the individual’s individual score:

Based on the Committee’s decision that no bonus would be paid to executives, individual goal achievement percentages were not determined for each Named Executive Officer. The 2017 MIP Awards were calculated as follows:

Named Executive Officer	Annual Incentive Plan Target as % Salary	Annual Incentive Plan Target $	Company Goal Achievement	Individual Goal Achievement %	Total % of Target Paid	2017 MIP Award Paid

Mark Clouse	100%	$975,000	0%	N/A	N/A	$0

Craig Steeneck	85%	$526,150	0%	N/A	N/A	$0

Mark Schiller	85%	$520,200	0%	N/A	N/A	$0

Christopher Boever	85%	$416,500	0%	N/A	N/A	$0

D. Michael Wittman	85%	$371,025	0%	N/A	N/A	$0

Long-Term Incentives

In 2016, we adopted, with shareholder approval, the Amended and Restated Pinnacle Foods Inc. 2013 Omnibus Incentive Plan, so that we can provide our Named Executive Officers and other key employees with equity-based long-term incentives. The equity awards are also subject to service conditions, which are more fully described below, that serve as a retention tool.

2017 Awards

On April 1, 2017, the Company granted nonqualified stock options and performance shares to its Named Executive Officers.

Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term shareholder value. The ultimate value received by

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

option holders is directly tied to increases in our stock price, and the stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-

term total return to shareholders. The number of options awarded to each executive is based on an award value that is fixed at the date of grant.

On April 1, 2017, the Board granted nonqualified stock options to the following executives in the following amounts:

Named Executive Officer	Stock Options	Exercise Price
Mark A. Clouse	156,500	$57.87
Craig D. Steeneck	43,469	$57.87
Mark L. Schiller	42,977	$57.87
Christopher J. Boever	27,086	$57.87
D. Michael Wittman	26,274	$57.87

Performance Share Units

The performance share units are eligible to vest after a three-year performance period beginning on April 1, 2017 and ending on March 31, 2020. The number of performance share units that vest and are settled at the end of the performance period is based on the Company’s cumulative total shareholder return relative to the total shareholder returns of members of a performance peer group.

The Committee approved a performance peer group as a means of establishing performance targets for the 2017 performance share unit grants. At the end of the performance period, the Company’s total shareholder return position will be ranked relative to the total shareholder returns of each member of the performance peer group. Pinnacle is measured against the companies in the performance peer group that remain within the performance peer group for the entire performance period. The companies in the performance peer group consist of Pinnacle plus nineteen other consumer products companies, nearly all of which are focused on food and beverage in North America, including all twelve companies mentioned above as our peer group for overall compensation purposes. The companies in the performance peer group for the performance period beginning on April 1, 2017 and ending on March 31, 2020 are:

B&G Foods	Hain Celestial Group	McCormick & Co.

Campbell Soup Company	The Hershey Company	Post Holdings

Church & Dwight	Hormel Foods	Snyder’s-Lance

ConAgra Foods	J.M. Smuckers	TreeHouse Foods

Dean Foods	Kellogg Company	Tyson Foods

Flowers Foods	Kraft Heinz Company

General Mills	Lancaster Colony

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The total number of performance share units that vest will be based on where the Company’s total shareholder return falls within this ranking, and ranges from a 200% payout for ranking in the 91st percentile or above, to 100% payout for ranking in the 41st to 60th percentile, and 0% payout for ranking in the 10th percentile or below. The specific performance levels and corresponding payout levels are as set forth below:

Percentile Performance	Performance Characterization	Percentage of Award Vested
91st - 100th Percentile	Top 10%	200%
76th - 90th Percentile	Upper Quartile	150%
61st - 75th Percentile	Above Median	125%
41st - 60th Percentile	Median	100%
26th - 40th Percentile	Below Median	75%
11th - 25th Percentile	Lower Quartile	50%
1st - 10th Percentile	Bottom 10%	0%

Performance share units that become vested also entitle the holder to be credited with dividend equivalent payments in cash, with such dividend equivalents payable when, and to the extent, the performance share units are settled (or such accrued dividend equivalents will be forfeited to the extent the performance shares are forfeited).

On April 1, 2017, the Board granted performance share units to the following executives in the following amounts, and such amounts assume that the median level of performance is achieved (with the actual number of shares to be earned based on the performance criteria described above):

Named Executive Officer	Performance Share Units
Mark A. Clouse	33,696
Craig D. Steeneck	9,359
Mark L. Schiller	9,253
Christopher J. Boever	5,832
D. Michael Wittman	5,657

Covenants and Clawback

Each of the executives who is granted an option or a performance share is subject to restrictive covenants related to non-competition and non-solicitation for 12 months following any termination of employment (or, if longer, the period in respect of which the executive receives severance benefits) and covenants for an indefinite period of time covering confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Severance, Change of Control and Other Termination-Related Programs

Our severance plans provide benefits in the form of a temporary source of income in the event an executive officer is involuntarily separated from the Company. Our severance benefits are consistent with competitor companies of comparable size and provide a bridge of pay and benefits to assist displaced executives in finding future employment. Effective in 2014, we no longer have employment agreements with any of our executive officers.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Executive Severance Benefits Plan

Pursuant to the terms of the Company’s Executive Severance Benefits Plan (the “Severance Plan”), following a termination without cause absent a change in control, our Chief Executive Officer would receive cash severance benefits equal to two times the sum of the Chief Executive Officer’s annual base salary and target annual cash bonus (“Total Annual Target Compensation”). Additionally, under the Severance Plan, if the Chief Executive Officer is terminated without cause at the request of an acquirer or potential acquirer in connection with or prior to a change in control, or if our Chief Executive Officer is terminated without cause or terminates employment for good reason, within two years following such a change in control (each a “Change in Control Termination”), he will receive three times the sum of his Total Annual Target Compensation.

For other executive officers covered by the Severance Plan, including Messrs. Steeneck, Schiller, Boever and Wittman, cash severance benefits are one-and-one-half times the executive’s Total Annual Target Compensation following a termination without cause absent a change in control. Under the Severance Plan, following a Change in Control Termination, cash severance benefits are two-and-one-quarter times the executive’s Total Annual Target Compensation.

In addition, the Severance Plan provides that the executive would receive a pro-rata payment of any annual cash bonus the executive would have otherwise been eligible to earn during the year which includes the date of termination, with such payment based on the executive’s and the Company’s actual performance during the portion of the relevant performance period preceding the executive’s termination, and paid on the date such bonus is paid to our active employees.

401(k) Plan and Other Benefits

We provide various other benefits and compensation-related programs to executives and other salaried employees, which allow us to provide a full and comprehensive compensation package. This full package of compensation elements is important to our objectives to attract, retain and incent high-quality employees. We do not sponsor a defined benefit pension plan for salaried employees. The elements of our compensation program not otherwise discussed above are:

(1)	A 401(k) plan in which our Company matches up to 50% of employee contributions, up to a maximum company contribution of 3% of the employee’s pay (up to the Internal Revenue Code annual covered compensation limit). In addition, the Pinnacle Foods Supplemental Savings Plan became effective in 2013 and allows all Company employees, regardless of compensation level, the opportunity to receive the same 3% match on total compensation (base salary plus bonus);

(2)	Medical and dental insurance for which we pay approximately 70% of the premiums;

(3)	Life and Accidental Death and Dismemberment insurance paid for by us; and

(4)	Long-term Disability and Short-Term Disability insurance paid for by us.

In establishing and providing the plans noted above, we use outside 401(k) plan and benefits consultants for 401(k) plan design and medical. Each of the outside consultants provides not less than annual advice about the plan designs for similar manufacturing companies across the United States and in the communities where we are located. As with other elements of compensation, we strive to provide competitive benefits to attract high quality executives. Based on our general perception of the market, we believe that the benefits noted in this section are generally competitive with similarly situated manufacturers and competitors.

Stock Ownership

One of the key objectives of our executive compensation program is to align the interests of our executive officers with the long-term interests of our shareholders. We believe that an effective way of achieving this alignment is to ensure that our executive officers are shareholders and have a significant financial interest in the Company. In 2013, the Committee adopted Stock Ownership Guidelines which apply to approximately our top 24 executives, including all of the Named Executive Officers. All of the Named Executive Officers are in compliance with the stock ownership guidelines.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Under our stock ownership guidelines, our executives are required to maintain ownership in our common stock in the following amounts:

Chief Executive Officer	6 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

Executives are given the opportunity to achieve these ownership guidelines over time. In the event that the Chief Executive Officer has not reached his ownership guideline, he will be required to retain 100% of net shares realized upon the vesting of equity awards until he has reached the required ownership level; for all other executives, the retention will be 75% of net shares realized upon the vesting of equity awards until he or she has reached the required ownership level.

Ownership levels are measured annually in June and are based on the annual salary and the average of the prior year’s month-end closing stock prices. The ownership requirement for each executive remains in place until the following June.

None of the Company’s officers may pledge or hedge any of the Company’s securities.

Risk Assessment

During 2017, the Committee reviewed an assessment of the Company’s compensation programs prepared by management, with a focus on incentive compensation programs. The Committee reviewed details regarding performance metrics, pay mix, annual incentive risk, long-term incentive risk, share ownership, governance risk and risk mitigation features. After a review of the programs, the Committee has concluded there were no risks reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship of the annual total compensation of our CEO and the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee we used our active employee population, excluding our CEO, as of November 30, 2017, including 4,747 individuals working in the United States and 508 individuals working in Canada and W2 earnings for 2017. We converted Canada earnings to US dollars using a 0.77 exchange rate and we annualized pay for those who commenced work during 2017. We selected the median employee and determined that person’s Summary Compensation Table total compensation was $46,997. The Company’s ratio of CEO pay to median worker pay is 111:1.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Jane Nielsen, Chair

Ann Fandozzi

Raymond Silcock

Ioannis Skoufalos

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Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Named Executive Officers for services rendered to us during the fiscal years reported below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation[3] ($)	Total ($)
Mark A. Clouse Chief Executive Officer and Director	2017	968,269	—	2,258,980	1,949,990	—	37,762	5,215,001
	2016	556,346	1,000,000	7,732,363	3,543,742	1,201,750	9,498	14,053,700
Craig D. Steeneck Executive Vice President and Chief Financial Officer	2017	614,154	—	627,427	541,624	—	42,662	1,825,867
	2016	596,356	250,000	616,302	525,874	730,516	38,961	2,758,008
	2015	579,119	—	604,563	370,220	624,929	38,764	2,217,594
Mark L. Schiller Executive Vice President and Chief Commercial Officer	2017	608,769	—	620,321	535,493	—	23,726	1,788,310
	2016	583,121	—	1,616,311	503,124	589,050	36,587	3,328,192
	2015	534,830		575,640	352,521	595,048	31,687	2,089,725
Christopher J. Boever Executive Vice President and Chief Customer Officer	2017	464,615	—	390,977	337,492	—	28,890	1,221,974
	2016	420,393	—	352,682	304,578	468,073	24,586	1,570,312
	2015	388,955	—	291,417	178,466	372,141	22,688	1,253,667
D. Michael Wittman Executive Vice President and Chief Supply Chain Officer	2017	434,750	—	379,245	327,374	—	42,410	1,183,779
	2016	427,346	—	352,682	304,578	318,290	37,154	1,440,050

[1]	Amounts included in this column for fiscal 2017 reflect the aggregate grant date fair value of performance based restricted stock units granted on April 1, 2017 calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the year ended December 31, 2017. The performance conditions applicable to the performance share units are a market condition as defined under FASB ASC Topic 718, and not a performance condition as defined under FASB ASC Topic 718.

[2]	Amounts included in this column for fiscal 2017 reflect the aggregate grant date fair value of options granted on April 1, 2017 calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the year ended December 31, 2017. For more information on these grants, see “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Stock Options.”

[3]	“All Other Compensation” includes group life insurance, commuting expenses, contributions made by the Company to 401(k) plans and contributions made by the Company to the Named Executive Officers’ Supplemental Savings Plan accounts. The amount of the contributions made by the Company under the Supplemental Savings Plan are set forth in the table entitled Nonqualified Deferred Compensation for Fiscal 2017.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal 2017

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2017 to help explain information provided above in our Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares (#)	All Other Stock Awards Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh) ($)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark A. Clouse	4/1/2017	243,750	975,000	1,950,000	—	33,696	67,392				2,258,980
	4/1/2017								156,500	57.87	1,949,990
Craig D. Steeneck	4/1/2017	131,538	526,150	1,052,300	—	9,359	18,718				627,427
	4/1/2017								43,469	57.87	541,624
Mark L. Schiller	4/1/2017	130,050	520,200	1,040,400	—	9,253	18,506				620,321
	4/1/2017								42,977	57.87	535,493
Christopher J. Boever	4/1/2017	104,125	416,500	833,000	—	5,832	11,664				390,977
	4/1/2017								27,086	57.87	337,492
D. Michael Wittman	4/1/2017	92,756	371,025	742,050	—	5,657	11,314				379,245
	4/1/2017								26,274	57.87	327,374

[1]	Reflects possible payouts under our MIP for 2017 performance. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Awards (MIP)—2017 Annual Incentive Plan Results” for a discussion of threshold, target and maximum cash incentive compensation payouts. The actual amounts paid to our Named Executive Officers under our MIP for 2017 performance are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

[2]	Reflects awards of performance based restricted stock units on April 1, 2017. See the “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentives-Performance Shares” section above for further information.

[3]	Reflects stock option awards on April 1, 2017 with an exercise price of $57.87. See the “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentives-Stock Options” section above for further information.

[4]	Represents the grant date fair value of the performance based restricted stock units and options, calculated in accordance with FASB ASC Topic 718 and utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the fiscal year ended December 31, 2017.

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Outstanding Equity Awards at 2017 Fiscal Year End

The following table provides information regarding outstanding awards made to our Named Executive Officers as of our most recent fiscal year end.

	Option Awards							Stock Awards
Name	Grant Date for Options	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) UnExercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mark A. Clouse	5/23/2016		222,965		42.08	5/23/2019	5/23/2026	95,057(1)	5,653,040	47,528	2,826,490
	5/23/2016		172,101		42.08	5/23/2019	5/23/2026			36,686	2,181,716
	4/1/2017		156,500		57.87	4/1/2020	4/1/2027			33,696	2,003,901
Craig D. Steeneck	4/1/2014	56,430			29.28		4/1/2024			12,437	739,628
	4/1/2015		41,458		41.05	4/1/2018	4/1/2025			11,613	690,625
	4/1/2016		55,707		45.28	4/1/2019	4/1/2026			9,359	556,580
	4/1/2017		43,469		57.87	4/1/2020	4/1/2027
Mark L. Schiller	4/1/2015		39,476		41.05	4/1/2018	4/1/2025			11,842	704,244
	4/1/2016		53,297		45.28	4/1/2019	4/1/2026			11,111	660,771
	6/15/2016									11,439	680,277
	4/1/2017		42,977		57.87	4/1/2020	4/1/2027	7,626(2)	453,518	9,253	550,276
Christopher J. Boever	4/1/2015		19,985		41.05	4/1/2018	4/1/2025			5,995	356,523
	4/1/2016		28,469		45.28	4/1/2019	4/1/2026			5,935	352,954
	8/1/2016		3,228		50.36	4/1/2019	8/1/2026			711	42,283
	4/1/2017		27,086		57.87	4/1/2020	4/1/2027			5,832	346,829
D. Michael Wittman	12/1/2015							5,767(3)	342,963
	4/1/2016		28,469		45.28	4/1/2019	4/1/2026			5,935	352,954
	8/1/2016		3,228		50.36	4/1/2019	8/1/2026			711	42,283
	4/1/2017		26,274		57.87	4/1/2020	4/1/2027			5,657	336,422

1	Reflects time-vesting shares of restricted stock that had not vested as of December 31, 2017. All of the restricted stock units will vest on May 23, 2018, subject to employment conditions.

2	Reflects time-vesting shares of restricted stock units that had not vested as of December 31, 2017. One-half of the restricted stock units will vest on June 15, 2018, and the remaining onehalf will vest on June 15, 2019, subject to employment conditions.

3	Reflects time-vesting shares of restricted stock that had not vested as of December 31, 2017. All of the restricted stock will vest on December 1, 2018, subject to employment conditions.

4	Reflects performance shares granted on April 1, 2015 which vested on April 1, 2018, performance shares granted on April 1, 2016 which will vest on April 1, 2019 and performance shares granted on May 23, 2016 which will vest on May 23, 2019. Also reflects performance share units granted on June 15, 2016 and August 1, 2016 which will vest on April 1, 2019 and performance share units granted on April 1, 2017 which will vest on April 1, 2020. All performance awards are subject to performance conditions. See “Compensation Discussion and Analysis- Elements of Compensation- Long Term Incentives” for further information.

5	Market value is based upon the closing market price of our common stock on December 29, 2017.

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Option Exercises and Stock Vested in Fiscal 2017

The following table provides information regarding the amounts received by our Named Executive Officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during our most recent fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Received On Exercise[1] ($)	Number of Shares Acquired On Vesting (#)	Value Received On Vesting[2] ($)

Mark A. Clouse	—	—	—	—

Craig D. Steeneck	183,840	6,897,760	33,858	1,959,362

Mark L. Schiller	165,866	6,046,331	28,147	1,641,526

Christopher J. Boever	26,682	793,416	17,724	1,026,220

D. Michael Wittman	—	—	—	—

[1]	The value realized on exercise is based on the difference between the market price of the underlying securities at exercise and the exercise price.

[2]	The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or previous trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation for Fiscal 2017

Our Named Executive Officers are eligible to participate in The Pinnacle Foods Supplemental Savings Plan, or “the Supplemental Savings Plan.” The Supplemental Savings Plan was implemented in 2013 and is a non-qualified plan funded through a rabbi trust that permits participants to defer compensation that would otherwise be paid to them currently. The Supplemental Savings Plan enables participants to defer compensation for future payment when they deem it beneficial to receive it and allows the Company to provide, on a non-qualified tax basis, contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) plan.

While deferred, amounts are credited with earnings as they are invested by the participant in one or more investment options offered by the Supplemental

Savings Plan. The investment options under the Supplemental Savings Plan consist of investments in mutual funds or other investments available to participants in our 401(k) plan.

Beginning in 2013, we began crediting the Supplemental Savings Plan accounts of executive officers with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the Summary Compensation Table, these amounts are designated as “Contributions to Supplemental Savings Plan accounts” and are included as “All Other Compensation” in the year earned. These amounts are also included in the Non-Qualified Deferred Compensation table in the year earned.

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Payments are distributed in a lump sum or in annual installments for up to 5 years. All elections and payments under the Supplemental Savings Plan are subject to compliance with Section 409A of the Internal Revenue Code which may limit elections and require a delay in payment of benefits in specified circumstances.

Name(a)	Executive Contributions in Last Fiscal Year ($)(b)	Registrant Contributions to Last Fiscal Year ($)(c)[1]	Aggregate Earnings Last Fiscal Year ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last Fiscal Year End ($)(f)

Mark A. Clouse Supplemental Savings Plan	55,904	28,852	4,784	—	90,589

Craig D. Steeneck Supplemental Savings Plan	89,480	32,240	63,331	—	515,531

Mark L. Schiller Supplemental Savings Plan	25,043	13,553	20,430	10,725	603,893

Christopher J. Boever Supplemental Savings Plan	280,498	19,881	170,989	—	1,150,229

D. Michael Wittman Supplemental Savings Plan	22,591	14,491	5,911	—	66,071

[1]	The amounts listed are reported in the Summary Compensation Table under “All Other Compensation”.

Pension Benefits for Fiscal 2017

None of our Named Executive Officers are currently in a defined benefit plan sponsored by us or our subsidiaries or affiliates.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential cash severance payable to each of the Named Executive Officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2017 (the last business day of our fiscal year), assuming the executive’s employment terminated effective December 31, 2017 in accordance with the most recent Severance Plan. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment.

In the tables below, the value of the acceleration of equity award vesting reflects the value of all unvested restricted shares that are subject to the attainment of a specific performance hurdle for vesting purposes if a change in control events occurs as of December 31, 2017. It also includes the value of a pro-rated portion of the April 1, 2017 stock option grant and a pro-rated portion of the April 1, 2017 performance share unit grant if termination was due to death or disability as of December 31, 2017. The value of health and welfare benefits in the table below was estimated at $1,000 per month.

The definitions for the termination reasons “Cause,” “Good Reason,” “Change in Control,” and “Disability” used in the table are defined below.

The termination reason “Cause” means, in the context of an employee’s termination or separation from employment with the Company prior to a Change in Control, an employee’s (i) neglect, refusal or failure (other than by reason of illness, accident or other physical or mental incapacity), in any material respect, to attend to duties as assigned by the Company; (ii) failure in any material respect to comply with any of terms of employment; (iii) failure to successfully complete a performance improvement plan; (iv) failure to follow the established, reasonable and material policies, standards, and regulations of the Company or direction of the Board; (v) willful engagement in misconduct injurious to the Company or to any of its subsidiaries or affiliates; or (vi) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the jurisdiction involved; provided, however, that in the context of an employee’s termination or separation from employment with the Company following a Change in Control,

Pinnacle Foods 2018 Proxy Statement	|	37

PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

“Cause” means an employee’s (i) willful failure (other than by reason of illness, accident or other physical or mental incapacity) to make reasonable attempts to substantially perform duties as assigned by the Company after a written demand for substantial performance is delivered by the Company to the employee that specifically identifies the manner in which the Company believes the employee has not made such reasonable attempts to substantially perform employee’s duties, and employee fails to cure such failure within 30 days after receipt of the Company’s written demand; (ii) willful failure to comply with material terms of employment pursuant to a written agreement, where such failure to comply continues for more than seven business days after written notice is given by the Company to the employee; (iii) willful engagement in gross misconduct that is materially and demonstrably injurious to the Company or to any of its subsidiaries; or (iv) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the jurisdiction involved.

“Good Reason” means the occurrence of any one or more of the following without the eligible employee’s written consent: (a) a material reduction in the eligible employee’s then-current base salary or bonus amount; (b) a material diminution in the eligible employee’s authorities, duties, or responsibilities, or the assignment to the eligible employee of duties inconsistent with the eligible employee’s then-current authorities, duties or responsibilities; (c) the Company’s requiring the eligible employee to be based at an office location which is at least fifty (50) miles from his or her then-current office location and which materially increases such eligible employee’s travel time from his or her then-current residence, or, following a Change in Control, the Company’s requiring the eligible employee to travel on business to a substantially greater degree than required prior to the Change in Control; or (d) failure of any successor of the Company to expressly assume the Severance Plan; provided, that an eligible employee may not rely on any particular action or event as a basis for terminating his or her employment due to Good Reason unless he or she delivers a notice based on that action or event within 90 days after its occurrence and the Company has failed to correct the circumstances cited by the eligible employee as constituting Good Reason within 30 days of receiving such notice, and the eligible employee terminates employment within 60 days following the Company’s failure to correct. However, no event will be considered to constitute Good Reason if the eligible employee is offered comparable employment with respect to his or her position without giving effect to the events allegedly constituting Good Reason, by the Company or any subsidiary or affiliate of the Company, regardless of whether the eligible employee accepts such offer of employment.

“Change in Control Termination” means any termination of employment of an eligible employee (a) either (i) by the Company (other than for Cause and other than during an eligible employee’s Disability), or (ii) by an eligible employee for Good Reason, in each case, within two (2) years following a Change in Control, or (b) at the request of an acquirer or potential acquirer in connection with, or prior to, a Change in Control, provided, that, any termination of the employment of an eligible employee will not be considered a Change in Control Termination if the eligible employee is offered comparable employment by the Company or any subsidiary or affiliate of the Company, or any of their respective successors, regardless of whether the eligible employee accepts such offer of employment.

“Disability” means a condition entitling an employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which an employee was employed or served when such disability commenced. Any determination of whether Disability exists will be made by the plan administrator in its sole discretion.

All employees have life insurance benefits which are payable upon death. The benefit under the life insurance policy for each of the Named Executive Officers is $500,000.

The Company does not provide any gross-ups or reimbursement for any excise taxes that may be incurred in connection with a change in control.

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PROPOSAL 3   NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Mark A. Clouse

	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$3,900,000	$—	$3,900,000	$5,850,000	$—	$—
Acceleration of Equity Award Vesting		12,356,891		—	19,785,745	16,345,999	16,345,999
Health and Welfare Benefits		18,000		18,000	18,000	—	500,000
Total	$—	$16,274,891	$—	$3,918,000	$25,653,745	16,345,999	16,845,999

Craig D. Steeneck

	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,717,725	$—	$1,717,725	$2,576,588	$—	$—
Acceleration of Equity Award Vesting	2,609,368	2,609,368	—	2,609,368	3,610,522	2,609,368	2,609,368
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$2,609,368	$4,345,093	$—	$4,345,093	$6,205,110	$2,609,368	$3,109,368

Mark L. Schiller

	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,698,300	$—	$1,698,300	$2,547,450	$—	$—
Acceleration of Equity Award Vesting	—	1,133,796	—	—	4,601,282	3,086,785	3,086,785
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$2,850,096	$—	$1,716,300	$7,166,732	$3,086,785	$3,586,785

Christopher J. Boever

	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,359,750	$—	$1,359,750	2,039,625	$—	$—
Acceleration of Equity Award Vesting	—	—	—	—	1,943,433	1,367,879	1,367,879
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$1,377,750	$—	$1,377,750	$4,001,058	$1,367,879	$1,867,879

D. Michael Wittman

	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,211,288	$—	$1,211,288	$1,816,931	$—	$—
Acceleration of Equity Award Vesting	—	—	—	—	1,508,005	934,076	934,076
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$1,229,288	$—	$1,229,288	$3,342,936	$934,076	$1,434,076

Pinnacle Foods 2018 Proxy Statement	|	39

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s stock that could have been issued under the Company’s equity compensation plans as of December 31, 2017:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted -Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (c)
Equity Compensation Plans Approved by Security Holders	1,788,512	$39.28	4,744,431
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	1,788,512	$39.28	4,744,431

Related Person Transaction Policy

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee, provided that any interested director recuses himself or herself from the Audit Committee deliberations; and

•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Audit Committee, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•	management must advise the Audit Committee as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	management must advise the Audit Committee as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act and/or the Exchange Act and related rules; and

•	management must advise the Audit Committee as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Internal Revenue Code.

There have been no related person transactions since the beginning of 2017.

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OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 16, 2018, by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our Named Executive Officers, (3) each of our directors and director nominees, and (4) all of our directors and our executive officers as a group.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person. Percentage computations are based on 118,954,594 shares of our common stock beneficially outstanding as of April 16, 2018.

Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Shareholder
The Vanguard Group[a]	10,123,901	8.5%
Capital World Investors[b]	9,807,050	8.2%
TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC[c]	6,070,022	5.1%
Directors and Named Executive Officers:
Mark Clouse[d]	105,057	*
Craig Steeneck[e]	294,449	*
Mark Schiller[f]	101,822	*
D. Michael Wittman	—	—
Roger Deromedi[g]	631,524	*
Ioannis Skoufalos[h]	8,719	*
Mark Jung[h]	6,161	*
Muktesh Pant[h]	49,706	*
Raymond Silcock[h]	93,540	*
Ann Fandozzi[h]	16,670	*
Jane Nielsen[h]	12,089	*
Directors and Executive Officers as a Group (fifteen persons)(15)[i]	1,635,857	1.38%

*	Less than 1%.
[a]	Beneficial ownership information is as of December 31, 2017 and is based on a Schedule 13G/A with respect to the Company’s common stock filed with the SEC on February 7, 2018 by The Vanguard Group, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., in which The Vanguard Group reported that it has sole voting and dispositive power with respect to 10,050,354 shares of our common stock and shared voting and dispositive power with respect to 73,547 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Pinnacle Foods 2018 Proxy Statement	|	41

[b]	Beneficial ownership information is as of December 29, 2017 and is based on a Schedule 13G/A with respect to the Company’s common stock filed with the SEC on February 14, 2018 by Capital World Investors, in which Capital World Investors reported that it has sole voting and dispositive power with respect to 9,807,050 shares of our common stock. The address of Capital World Investors is 333 South Hope Street Los Angeles, California 90071.

[c]	Beneficial ownership information is as of December 31, 2017 and is based on a Schedule 13G/A with respect to the Company’s common stock filed with the SEC on February 14, 2018 by TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC, in which TIAA-CREF Investment Management, LLC reported that it has sole voting and dispositive power with respect to 3,930,817 shares of our common stock and in which Teachers Advisors, LLC reported that is has sole voting and dispositive power with respect to 2,139,205 shares of our common stock. The address of TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC is 730 Third Avenue, New York, New York 10017.

[d]	The amount includes 95,057 restricted shares that will vest within 60 days of April 16, 2018.

[e]	The amount includes 97,888 shares subject to stock options that are currently exercisable and 12,245 performance shares that will vest within 60 days of April 16, 2018.

[f]	The amount includes 39,476 shares subject to stock options that are currently exercisable, 11,685 performance shares, and 3,813 restricted stock units that will vest within 60 days of April 16, 2018.

[g]	Shares of our common stock are held in revocable trust for the benefit of Mr. Deromedi. The amount includes 167,080 shares subject to stock options that are currently exercisable and 3,194 restricted stock units that will vest within 60 days of April 16, 2018.

[h]	The amount includes 2,457 restricted stock units that will vest within 60 days of April 16, 2018.

[i]	Includes our current directors, Named Executive Officers as well as individuals listed as executive officers in the 2018 Form 10-K. Includes 538,887 shares subject to stock options that are currently exercisable within 60 days of April 16, 2018, 40,073 performance shares that will vest within 60 days of April 16, 2018, 95,057 restricted shares that will vest within 60 days of April 16, 2018 and 21,749 restricted stock units that will vest within 60 days of April 16, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2017.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

M. Kelley Maggs

Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.pinnaclefoods.com) and click on “Financial Information” under the “Investor Center” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

Pinnacle Foods Inc.

399 Jefferson Road

Parsippany, New Jersey 07054

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USER’S GUIDE

PROXY VOTING METHODS

If at the close of business on April 2, 2018, you were a shareholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote at the Annual Meeting. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 46 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 29, 2018 to be counted.

To vote by proxy if you are a shareholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice or proxy card in order to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope that will be provided to you so that we will receive your proxy card by May 29, 2018.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

If you hold your shares in an account with a broker, bank or other nominee (shares held in “street name”), you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

2018 Annual Meeting of Stockholders

Date and Time May 30, 2018, 10:00 a.m., Eastern Daylight Time	Place Virtual Annual Meeting: www.virtualshareholdermeeting.com/PF2018
Record Date April 2, 2018	Voting Holders of shares of our common stock, par value $0.01 per share, as of the record date are entitled to vote on all matters.

Pinnacle Foods 2018 Proxy Statement	|	43

Meeting Agenda and Voting Matters

Item	Proposals	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR the nominees	1
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018	FOR	19
3	Advisory approval of the Company’s executive compensation	FOR	22

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Pinnacle Foods Inc. (“Pinnacle”, the “Company”, “we”, “us” or “our”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 30, 2018 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. The Board, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election to the Board of Ann Fandozzi, Mark Jung and Ioannis Skoufalos.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

•	Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the Named Executive Officers.

Who is entitled to vote?

Shareholders as of the close of business on April 2, 2018 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 118,837,809 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);

•	Held for you in street name — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee that holds their shares for them as to how to vote those shares; and

•	Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, New York Stock Exchange (the “NYSE”) rules grant your broker discretionary authority to vote your shares on “routine matters” at the Annual Meeting, including the ratification of the appointment on the independent registered public accounting firm in Proposal 2. The proposals regarding the election of our directors and

44	|

the advisory vote to approve executive compensation are not considered “routine matters.” As a result, if you do not provide instructions, your shares will not be voted on or counted as present for purposes of Proposals 1 and 3 (resulting in a “broker non-vote”). Although “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum to call the meeting, because they will be voted on Proposal 2, we urge you to provide voting instructions to your broker so that your shares are voted on all proposals.

How many votes are required to approve each proposal?

For all of the proposals being considered at the Annual Meeting, approval of the proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. Shares represented by broker-non votes are not counted as “present” with regard to any non-routine proposals. While the vote on executive compensation (Proposal 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take it into consideration when making future decisions regarding executive compensation.

How are votes counted?

With respect to the election of Ann Fandozzi, Mark Jung and Ioannis Skoufalos (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to the nominees. Votes that are withheld will be excluded from the vote and will not have any effect on the outcome of the election of the directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018 (Proposal No. 2) and the advisory vote on the compensation paid to our Named Executive Officers (Proposal No. 3). For Proposals Nos. 2 and 3 abstentions will be included in the total and will have the effect of a vote “against” such proposal. Broker non-votes will have no effect on the outcome of Proposal No. 3.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominees listed herein, and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Broadridge Financial Solutions (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election at the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” Ann Fandozzi, Mark Jung and Ioannis Skoufalos.

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet before the Annual Meeting—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•	By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•	By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the

Pinnacle Foods 2018 Proxy Statement	|	45

envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•	At the Annual Meeting—To attend the Annual Meeting virtually and cast your vote, please log on to the Internet at www.virtualshareholdermeeting.com/PF2018. At this site you will be able to vote electronically and submit questions during the meeting.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 29, 2018 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 29, 2018.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 29, 2018;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 29, 2018;

•	Submitting a properly signed proxy card with a later date that is received no later than May 29, 2018; or

•	Voting at the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

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SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

If any shareholder wishes to propose a matter for consideration at our 2019 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2019 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 21, 2018. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit shareholders to nominate directors and present other business for consideration at our Annual Meeting of Shareholders outside of the Rule 14a-8 framework. To make a director nomination or present other business for consideration at the Annual Meeting of Shareholders to be held in 2019, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2019, such a proposal must be received on or after January 30, 2019, but not later than March 1, 2019. In the event that the date of the Annual Meeting of Shareholders to be held in 2019 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Shareholders, such notice by the shareholder must be so received no earlier than 120 days prior to the Annual Meeting of Shareholders to be held in 2019 and not later than the 90th day prior to such Annual Meeting of Shareholders to be held in 2019 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting M. Kelley Maggs, Pinnacle Foods, Inc., 399 Jefferson Road, Parsippany, New Jersey 07054, (973) 541-6620.

Pinnacle Foods 2018 Proxy Statement	|	47

PINNACLE FOODS INC. 399 JEFFERSON ROAD PARSIPPANY, NJ 07054

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PF2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45783-P08447                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINNACLE FOODS INC. The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐
Nominees:
01) Ann Fandozzi
02) Mark Jung
03) Ioannis Skoufalos
	The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain
	2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.					☐	☐	☐
	3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.					☐	☐	☐
NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
	For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E45784-P08447

PINNACLE FOODS INC.

Annual Meeting of Shareholders

May 30, 2018 10:00 AM EDT

This Proxy is Solicited on Behalf of the Board of Directors of Pinnacle Foods Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 30, 2018 and the Proxy Statement and appoints Craig D. Steeneck and M. Kelley Maggs, and each of them, the true and lawful agent and the proxy of the undersigned, with full power of substitution in each, to vote all shares of Common Stock of Pinnacle Foods Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 30, 2018 at 10:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The Proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side